UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2026

Kingfish Holding Corporation
(Exact name of registrant as specified in charter)

Delaware	000-52375	20-4838580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 62nd Street Circle East, Bradenton, Florida	34208
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 487-3653

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement

On May 29, 2026, 6 LLC, a Florida limited liability company (“6 LLC”), entered into a loan extension (the “Loan Extension”) with Hancock Whitney Bank (“Hancock Whitney”) to extend the existing loan between 6 LLC and Hancock Whitney to August 18, 2026 (as amended, the “Hancock Whitney Loan”).

As previously disclosed, Kingfish Holding Corporation, a Delaware corporation (the “Company,” “Kingfish,” “we,” or “our”), has guaranteed the repayment of the Hancock Whitney Loan and, in accordance with that guarantee, all of the assets of the Company, and all of the assets of 6 LLC, including the property on which the Company conducts business, which the Company leases from 6 LLC, are used to secure the Hancock Whitney Loan. The principal owed under the Hancock Whitney Loan as of May 18, 2026 was $1,519,179. Interest accrues on the Hancock Whitney Loan at an annual rate of 6.735%.

The Hancock Whitney Loan is expected to remain subject to requests for extensions in 90-day increments. There is no agreement between 6 LLC and Hancock Whitney or any guarantee that the Hancock Whitney Loan will be extended beyond the current maturity date or for longer than 90-day increments.

Previously, the Hancock Whitney Loan had been extended on a year-to-year basis and the parties historically had extended the Hancock Whitney Loan by entering into new loan agreements each year. However, the Hancock Whitney Loan is now extended only in 90-day increments, and there is no agreement to extend the Hancock Whitney Loan each year. As a result, there is a risk that the Hancock Whitney Loan may not be extended beyond the current maturity date and, if it is extended, then the terms of the extension may be more disadvantageous as those currently in place (i.e., higher interest rates to reflect current market conditions). In the event that the Hancock Whitney Loan is not extended or is otherwise terminated prematurely, and 6 LLC is unable to pay the outstanding balance of the Hancock Whitney Loan, the Company may be required to fulfil its obligations as a guarantor of the Hancock Whitney Loan and repay the remaining outstanding balance of the Hancock Whitney Loan, which may require the Company to sell its assets, seek equity investments, or replacement debt in order to raise sufficient capital. There is no assurance that the Company will be able to secure the necessary financing or funds to repay the Hancock Whitney Loan or obtain such funds on favorable terms. If the Company is required to fulfil its obligations as a guarantor and is unable to secure the funds necessary to repay the Hancock Whitney Loan, it may be difficult for us to continue our operations and if we do secure such funds, the terms thereof may be disadvantageous and have a significant negative impact on the Company’s financial position.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGFISH HOLDING CORPORATION

June 3, 2026	By:	/s/ Ted Sparling
Ted Sparling
President and Chief Executive Officer

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